                                                                    EXHIBIT 99.1
                                BUSINESS UPDATE
                           **For Immediate Release**


                    MULTILINK TECHNOLOGY CORPORATION REPORTS
                          SECOND QUARTER 2001 RESULTS

            .  Record revenue for the quarter of $35.1 million
            .  Second quarter gross margins improve to 63.8%
            . Successful IPO with net proceeds of $77 million strengthens balance sheet


Somerset, New Jersey U.S.A. - July 24, 2001 - Multilink Technology Corporation (Nasdaq: MLTC), today reported results for the second quarter ended June 30, 2001.

Total revenues for the second quarter of 2001 were $35.1 million, an increase of 115%, compared with $16.3 million in the second quarter of 2000. Total revenues for the second quarter of 2001 increased 13% sequentially over the $31.1 million reported in the first quarter of 2001. Total revenues for the six-month period ended June 30, 2001 were $66.2 million, an increase of 131%, compared with $28.7 million for the six-month period ended June 30, 2000.

Gross margins for the second quarter of 2001 were 63.8%, compared with 63.5% in the first quarter of 2001 and gross margins of 63.0% in the second quarter of 2000, excluding deferred stock compensation in each period and a write down to inventories which occurred in the first quarter of 2001. Including these items, gross margins for the second quarter of 2001 were 62.5%, compared with 46.2% in the first quarter of 2001 and gross margins of 62.2% in the second quarter of 2000.

Gross margins for the six-month period ended June 30, 2001 were 63.6%, compared with gross margins of 62.1% for the six-month period ended June 30, 2000, excluding deferred stock compensation in each period and a write down to inventories which occurred in the first quarter of 2001. Including these items, gross margins were 54.8% for the six-month period ended June 30, 2001, compared with gross margins of 61.6% for the same period in 2000.

Net income for the second quarter of 2001 was $0.8 million, or diluted EPS $0.01, compared with net income of $0.5 million, or diluted EPS $0.01, in the first quarter of 2001 and net income of $2.7 million, or diluted EPS $0.03, in the second quarter of 2000, excluding deferred stock compensation, warrant issuances, a dividend related to warrant issuances and a write down to inventories which occurred in the first quarter of 2001.

Including these non-cash items, net loss attributable to common shareholders for the second quarter of 2001 was $0.9 million, or EPS ($0.03), compared with a net loss attributable to common shareholders of $4.5 million, or EPS ($0.15), in the first quarter of 2001 and a net loss attributable to common shareholders of $11.5 million, or EPS ($0.38), in the second quarter of 2000.

Net income for the six-month period ended June 30, 2001 was $1.3 million, or diluted EPS $0.02, compared with net income of $4.0 million, or diluted EPS $0.05, for the same period in 2001, excluding deferred stock compensation, warrant issuances, a dividend related to warrant issuances and a write down to inventories which occurred in the first quarter of 2001.

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Including these non-cash items, net loss attributable to common shareholders for the six-month period ended June 30, 2001 was $5.3 million, or EPS ($0.17), compared with a net loss attributable to common shareholders of $11.1 million, or EPS ($0.37), for the same period in 2000.

Dr. Richard Nottenburg, Multilink's Co-Chairman, President and Chief Executive Officer commented on the quarter, "We have successfully completed an IPO and are pleased with our second quarter results, especially in light of the tough operating environment within the industry. We believe our improved results reflect the diversity of our product offerings and the market acceptance of our 10 Gb/s products. Our continued focus on innovative product solutions is designed to place us in a position to meet the challenges in our industry and to enable our customers to realize the benefits of outsourcing."

Additional Highlights

 .  Completed a successful initial public offering on June 21, 2001 of 9.2 million shares priced at $9 per share. The IPO raised approximately $77 million which included the underwriters' exercise of all of their over allotment of 1.2 million shares of Multilink common stock

 . Increased global headcount by 58 employees to 420 people by June 30, 2001 with significant growth in product development, application engineering, and direct sales focused on further building customer relationships

 .  Established North American sales offices in California, Texas, Pennsylvania,
   Massachusetts and Canada. In addition to its six current locations in Europe and the Middle East, Multilink is in the process of opening three additional international sales offices

Management will be holding a conference call to discuss quarterly results today, July 24, 2001, at 5:00 pm EDT. You may access the conference call via a web broadcast on Multilink's website at http://www.mltc.com under the Investor Relations section.

About Multilink:
Multilink Technology Corporation designs, develops and markets advanced mixed signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and

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are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Quarterly Reports on Form 10-Q, our Registration Statement on Form S-1 and our other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


                               - Tables Follow -

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                       Multilink Technology Corporation
                     Consolidated Statement of Operations
                              (Unaudited - 000's)

                                                             Three Months Ended     Six Months Ended
                                                                  June 30,              June 30,
                                                             ----------------------------------------
                                                               2001       2000       2001       2000
                                                             -------    -------    -------    -------
Total Revenues                                               $35,103    $16,320    $66,171    $28,667
Cost of revenues, excluding deferred stock compensation       12,721      6,042     24,070     10,859
Inventory write down                                               -          -      4,895          -
Deferred stock compensation                                      445        132        921        159
                                                             -------    -------    -------    -------
Total cost of revenues                                        13,166      6,174     29,886     11,018
                                                             -------    -------    -------    -------
Gross profit                                                  21,937     10,146     36,285     17,649

Operating expenses:
Research and development, excluding deferred stock
 compensation                                                 13,259      5,087     25,795      8,934
Sales and marketing, excluding deferred stock
 compensation                                                  4,507      1,328      8,034      2,514
General and administrative, excluding deferred stock
 compensation                                                  3,310        884      6,256      2,110
Deferred stock compensation                                    2,303      1,269      4,884      2,079
Research & development - warrant issuance                          -      6,375          -      6,375
                                                             -------    -------    -------    -------
Total operating expenses                                      23,379     14,943     44,969     22,012

Operating loss                                                (1,442)    (4,797)    (8,684)    (4,363)

Other income and expenses                                         44        190        159        127
Loss before provision for income taxes                        (1,398)    (4,607)    (8,525)    (4,236)
Provision (benefit) for income taxes                            (545)       447     (3,221)       447

Net loss                                                     $  (853)   $(5,054)   $(5,304)   $(4,683)
                                                             =======    =======    =======    =======

Accretion of preferred stock to redemption value                   -         24         24         48
Dividend related to warrant issuance                               -      6,375          -      6,375

Net loss per common share
   Basic and diluted                                         $ (0.03)   $ (0.38)   $ (0.17)   $ (0.37)
                                                             =======    =======    =======    =======
Weighted average shares (basic and diluted)                   33,688     30,000     31,874     30,000
                                                             =======    =======    =======    =======

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                       Multilink Technology Corporation
         Reconciliation of Pro forma Net Income and Earnings Per Share
                              (Unaudited - 000's)

                                                               Three Months Ended     Six Months Ended
                                                                    June 30,              June 30,
                                                              ------------------------------------------
                                                                2001        2000       2001        2000
                                                              -------    --------    -------    --------
Net loss attributable to common shareholders                  $  (853)   $(11,453)   $(5,328)   $(11,106)
                                                              =======    ========    =======    ========

Deferred stock compensation                                     2,748       1,401      5,805       2,238
Warrant issuances                                                   0       6,375          0       6,456
Accretion of preferred stock to redemption value                    0          24         24          48
Dividend related to warrant issuances                               0       6,375          0       6,375
Write down to inventories                                           0           0      4,895           0
Aggregate pro forma tax adjustment                             (1,071)          0     (4,071)          0

Pro forma net income                                          $   824    $  2,722      1,325       4,011

Net loss per common share
   Basic and diluted                                          $ (0.03)   $  (0.38)   $ (0.17)   $  (0.37)
                                                              =======    ========    =======    ========
Pro forma net income per common share:
   Basic                                                      $  0.02    $   0.09    $  0.04    $   0.13
                                                              =======    ========    =======    ========
   Diluted                                                    $  0.01    $   0.03    $  0.02    $   0.05
                                                              =======    ========    =======    ========
Weighted average shares:
   Basic                                                       33,688      30,000     31,874      30,000
                                                              =======    ========    =======    ========
   Diluted                                                     80,831      79,502     79,590      73,520
                                                              =======    ========    =======    ========

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                                  Multilink Technology Corporation
                                      Select Balance Sheet Data
                                 June 30, 2001 and December 31, 2000
                                         (Unaudited - 000's)

                                                                          2001                 2000
                                                                         June 30              Dec 31
                                                                       ----------            ---------
Cash and cash equivalents                                               $ 90,352              $29,159

Accounts receivable                                                       16,043               13,771

Inventories                                                               18,990               17,264

Property and equipment, net                                               25,498               17,765

Total current assets                                                    $134,083              $66,731

Total assets                                                            $168,027              $90,266


Accounts payable                                                        $ 10,075              $10,987

Current liabilities                                                     $ 26,955              $25,083

Long term obligations, net of current                                      1,624                1,018

Redeemable convertible preferred stock                                         0               55,073

Total shareholders' equity                                              $139,448              $ 9,092

Total liabilities and shareholders' equity                              $168,027              $90,266

A/R days (DSO)                                                                42                   49
Inventory days (DOS)                                                         136                  169


For more information, please contact:
Richard Sawchak, Director-Investor Relations
Multilink Technology Corporation
300 Atrium Drive, 2nd Floor
Somerset, New Jersey 08873
Tel: (732) 537-3771
Fax:  (732) 537-3781
Email: investors@mltc.com
       ------------------

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